                                                                   EXHIBIT 10.19
                                                                   -------------


                               AMENDMENT NO. 3 TO
                       INTERNET ACCESS SERVICES AGREEMENT


     THIS AMENDMENT NO. 3 TO INTERNET ACCESS SERVICES AGREEMENT ("Amendment") is made and effective as of August 23, 1996 (the "Effective Date"), by and between Intuit Inc., a Delaware corporation ("Intuit"), and Concentric Network Corporation, a Florida corporation ("Concentric or "CNC"), with reference to the following facts:


                                    RECITALS
                                    --------


     A. Intuit and CNC are parties to that certain Internet Access Services Agreement effective as of August 1, 1995, as amended by that certain Amendment No. 1 to Internet Access Services Agreement dated August 15, 1996, and that certain Amendment No. 2 to Internet Access Services Agreement dated October 31, 1996, and as the meaning of certain of its provisions were confirmed pursuant to that certain Acknowledgment and Limited Waiver dated August 20, 1996 (collectively, the "Access Agreement").


     B. The Access Agreement includes a license of the CNC Software, as defined therein.


     C. CNC has entered into an ISP and Software OEM Agreement (the "Quarterdeck Agreement") with Quarterdeck Corporation ("Quarterdeck") dated August 23, 1996, by which CNC has access to Quarterdeck's stack and dialer software, which is useful for Internet access in conjunction with the CNC Software.


     D. The parties desire to add the Quarterdeck stack and dialer program to the CNC Software sublicensed to Intuit pursuant to the Access Agreement.


NOW, THEREFORE, for valuable consideration, the parties hereto desire to memorialize their past agreements on the subject matter hereof and agree as follows:


     1. Except as otherwise defined herein, capitalized terms shall have the meaning given them in the Access Agreement.


     2. CNC hereby represents and warrants that it has all necessary rights and licenses to grant to Intuit the sublicense for the use, reproduction and distribution of the Quarterdeck Product as contemplated by this Amendment.


     3.   The Access Agreement is hereby amended as follows:


         a. Section 1.5 is hereby deleted and replaced in its entirety with the following: ""CNC Code" shall mean the POP, login server, registration server, Quarterdeck Product, encryption, data security and other software, including object code and source code, described or referred to in this Agreement, and developed by CNC or its suppliers to support the Internet Services provided by Intuit, including any related documentation."


          b. Section 7.3 is hereby amended to add the following provisions at the end of such section: "CNC represents and warrants that the Quarterdeck Agreement provides that Quarterdeck will indemnify CNC's sublicensees (such as Intuit) with respect to losses, costs or expenses incurred by such sublicensee (the "Quarterdeck Indemnity") as a result of a claim that the Quarterdeck Product by itself infringes any patent, copyright or other intellectual property right of any third party (as used herein, a "Quarterdeck Product Claim"). Therefore, notwithstanding the foregoing indemnity obligation of CNC in favor of Intuit, so long as Quarterdeck performs its obligations as provided in the Quarterdeck Indemnity in favor of Intuit, CNC shall not be required to indemnify Intuit for any Quarterdeck Product Claim."


          c. Exhibit F is hereby deleted in its entirety and replaced with the Amended and Restated License Agreement in the form of Exhibit F attached hereto. References in the Access Agreement to the "License Agreement" from and after the Effective Date of this Amendment shall be understood to refer to the attached Exhibit F. Concurrent with the execution and delivery of this Amendment, Intuit and CNC shall execute and deliver to the other party the Amended and Restated License Agreement attached hereto.


     4. Except as otherwise provided in this Amendment, the terms and conditions of the Access Agreement remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the Effective Date and it shall be deemed accepted and made in San Diego, California.


INTUIT INC.                            CONCENTRIC NETWORK
                                       CORPORATION


By: /s/ WILLIAM HARRIS                 By: /s/ MICHAEL ANTHOFER
   ---------------------------            ---------------------------
   William Harris                         Michael Anthofer
   Executive Vice President               Senior President & Chief Financial
                                          Officer

   6220 Greenwich Drive                   10590 North Tantau Avenue
   San Diego, CA 92122                    Cupertino, CA 95014

                                  EXHIBIT "F"

                     AMENDED AND RESTATED LICENSE AGREEMENT


     THIS AMENDED AND RESTATED LICENSE AGREEMENT ("Agreement") is effective as of August 23, 1996 (the "Effective Date"), by and between Intuit Inc., a Delaware corporation ("Intuit"), and Concentric Network Corporation, a Florida corporation formerly known as Concentric Research Corporation ("CNC"), with reference to the following facts:


                                    RECITALS
                                    --------

     A. CNC and Intuit have entered into that certain Internet Access Services Agreement effective as of August 1, 1995, as amended by that certain Amendment No. 1 to Internet Access Services Agreement dated August 15, 1996, and that certain Amendment No. 2 to Internet Access Services Agreement dated October 31, 1996, and as the meaning of certain of its provisions were confirmed pursuant to that certain Acknowledgment and Limited Waiver dated August 20, 1996 (collectively, the "Access Agreement") pursuant to which CNC agreed to license the use of the CNC Code to Intuit.


     B. CNC has entered into an ISP and Software OEM Agreement (the "Quarterdeck Agreement") with Quarterdeck Corporation ("Quarterdeck") dated August 23, 1996, by which CNC has access to Quarterdeck's stack and dialer software, which is useful for Internet access in conjunction with the CNC Software.


     C. The parties desire to add the Quarterdeck stack and dialer program to the CNC Software sublicensed to Intuit pursuant to the Agreement.


     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


1.   Definitions.
     -----------


     1.1 "CNC Code" shall mean the POP, login server, registration server, Quarterdeck Product, encryption, data security and other software described in or relating to the performance of the Access Agreement, including any related documentation, and developed by CNC or its suppliers during the Term of the Access Agreement to support the Internet Services provided by Intuit, including any related documentation.


     1.2 "Quarterdeck Product" is Quarterdeck software, in object code form, as further described in Attachment 1 attached hereto.


     1.3 Any other capitalized terms not defined herein shall have the meaning given them in the Access Agreement.


2.   Grant of License.
     ----------------


     2.1  Subject to Sections 2.4 and 2.5 below, CNC hereby grants to Intuit
(or its designee, e.g., a replacement Internet access service provider) a world-wide, non-exclusive, fully paid, perpetual right and license (i) to use all or any portion of the CNC Code in connection with the production, copying, license, distribution and sale of the Products, including any portion of the CNC

Code which may be distributed or made available to the Customers in order for them to properly access the CNC Network, and (ii) to sublicense the copying and use of the CNC Code to the Customers in connection with the Customers' use of the Products, provided that Intuit's right to distribute the CNC Code to its Customers shall extend only during the Term and Transition Period. However, nothing in this Agreement (except, with respect to the Quarterdeck Product, as otherwise set forth in Sections 2.4 or 2.5 herein) or the Access Agreement shall affect the continuing right (i) of Intuit to distribute Product containing the CNC Code that may be in the process of manufacture or held in inventory at the time that the Term of the Access Agreement terminates or expires, or (ii) of the Customers to use the CNC Code that is contained in any Product that they may acquire.


     2.2 The grant to Intuit in Section 2.1 includes the right to use, modify, adapt, copy, display and otherwise exploit the CNC Code in any manner reasonably necessary or advisable for Intuit (or its designee) to provide Internet services or access to the Customers during or after the Term of the Access Agreement.



      2.3 CNC and Intuit intend that the license granted to Intuit pursuant to this Agreement shall ensure (A) that Intuit is able (i) to smoothly, quickly, cost-effectively and efficiently transition the CNC Services from CNC to another access services provider and (ii) to provide high quality services at the performance levels specified in the Access Agreement to the Customers on a continuous basis in the event of such a transition, and (B) that the Customers are able to use the Internet Services during, from and after such a transition. However, the definition of the CNC Code and the scope and the duration of the license and rights granted in this Agreement are not intended to extend beyond the definition, scope and duration, as applicable, that Intuit reasonably determines in good faith to be necessary or advisable to accomplish the intention of the parties as expressed in the foregoing sentence or in the Access Agreement.


     2.4 Notwithstanding anything to the contrary in this Agreement (including the last sentence of Section 2.1) or in the Access Agreement, Intuit's license with respect to the Quarterdeck Product shall be governed by the restrictions set forth in this Section 2.4 and the following Section 2.5. Intuit shall have no right to modify, adapt or otherwise exploit the Quarterdeck Product except to incorporate the Quarterdeck Product into or bundle the Quarterdeck Product with the Products and to reproduce, market and distribute the resulting bundled product ("Bundled Product") and associated end user documentation, provided that the following provisions are adhered to:


          a. Bundling Requirements. The software application with which the
             ---------------------
Quarterdeck Product is bundled or incorporated must offer substantial functionality over and above that of the Quarterdeck Product, and Intuit must market and promote the Bundled Product in a manner that primarily emphasizes the functionality and features of the Product rather than those of the Quarterdeck Product. The Bundled Product must be configured in such a manner that the Quarterdeck Product can only be used by Intuit's end user customers to permit them to utilize CNC as an Internet Service Provider to access the Internet or world wide web generally, or in such other manner of configuration as Quarterdeck may approve in writing from time to time in accordance with the Quarterdeck Agreement.


          b. End-User License and Proprietary Rights. Copies of the Quarterdeck
             ---------------------------------------
Product distributed by Intuit as part of a Bundled Product must contain such proprietary rights notices in the name of Quarterdeck as Quarterdeck reasonably designates, and copies of the Quarterdeck Product distributed by Intuit as part of a Bundled Product must be accompanied by and licensed pursuant to Attachment 2 hereto such that the terms and conditions of Attachment 2 are displayed to the user and the user must affirmatively manifest its consent and agreement to such terms by clicking on an "accept" button on the display before the installation and configuration of the Quarterdeck Product is completed and the Quarterdeck Product is rendered fully usable.


          c. Royalties for Software OEM Distributed Copies.
             ---------------------------------------------


             (1) Intuit shall pay to CNC royalties in an amount of [*] for each copy of the Quarterdeck Product sublicensed by Intuit to an end User customer who remains a registered user of CNC as an Internet Service Provider for a period of greater than thirty (30) days subsequent to the effective date of such customer subscribing for Full Internet Services.


             (2) Advance. Intuit will pay to CNC on or before the Effective Date
                 -------
of this Agreement the sum of [*] (the "Advance"), which shall constitute an advance fully creditable against license fees for the Quarterdeck Product otherwise payable to CNC by Intuit pursuant to Section 2.4(c)(1). By way of example, if Intuit issued a total of 15,000 sublicenses during the first three calendar quarters pursuant to Section 2.4(d) below, then the effective amount of the Advance against which credits would be applied for future quarters would be reduced to [*].


          d. Timing And Reports. For each calendar quarter during the period
             ------------------
wherein CNC is permitted to distribute the Quarterdeck Product and subsequent to January 31, 1997, and commencing with respect to the first such calendar quarter, Intuit shall submit to CNC, within fifteen (15) days following the end of each quarter a royalty report which shall specify the number of units of the Quarterdeck Product sublicensed by Intuit during the previous quarter based on the number of subscribers for Full Internet Access; provided, that CNC will cooperate with Intuit and provide any information that Intuit may require in order to submit such report. CNC shall have the right to charge interest on any payment which is more than ninety (90) days past due, at a rate equal to the lesser of (i) one and one half percent (1 1/2%) per month; or (ii) the maximum rate allowed by law.


          e. Audit Rights. Intuit shall allow Quarterdeck's representatives
             ------------
and/or independent auditors to audit and analyze appropriate and relevant accounting records of Intuit's premises solely to verify accurate and full accounting for and payment of all moneys due Quarterdeck under this Agreement and Intuit's other compliance with the terms of this Agreement. Any discrepancy in the amount of royalties due shall be corrected promptly by Intuit, in the case of an underpayment, or by Quarterdeck, in the case of an overpayment, and if any such audit discloses a discrepancy of more than ten percent (10%) of the amount due from Intuit for the period as to which the discrepancy has arisen, Intuit shall pay the cost of the audit. Any such audit shall be during Intuit's normal business hours, upon ten (10) business days written notice by Quarterdeck. No audit (other than the first audit) may be conducted less than twelve (12) months after the previous audit.


          f. Termination of Quarterdeck Agreement.
             ------------------------------------


             (1) Intuit's rights under Section 2.1 of this Agreement with respect to the Quarterdeck Product shall cease upon termination of the Quarterdeck Agreement except that Intuit may sell any copies of the Quarterdeck Product in its inventory for a period of ninety (90) days after such termination; provided, however, that CNC shall notify Intuit if CNC's rights under the Quarterdeck Agreement's related sell-off provisions are extended or improved in any way and, in such case, such extended or improved rights shall automatically be deemed to be granted to Intuit


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

pursuant to this section (although the parties shall execute an amendment to this Agreement at either party's request to memorialize such new or revised terms).


          (2) During the Term of the Access Agreement and so long as Intuit is using the Quarterdeck Product, CNC hereby covenants that:


              (a) CNC shall fully perform its obligations under the Quarterdeck Agreement; provided, however, that if CNC fails to perform any of its material obligations under the Quarterdeck Agreement or is notified by Quarterdeck to that effect, then CNC shall give Intuit immediate written notice of such occurrence and use its best efforts to remedy such failure so that the Quarterdeck Agreement shall not be terminated;


              (b) CNC shall not without Intuit's written consent take action to terminate the Quarterdeck Agreement with or without cause; and


              (c) CNC shall give Intuit written notice within three days if Quarterdeck notifies CNC of Quarterdeck's intention to terminate the Quarterdeck Agreement.


     g. Taxes. Intuit shall be solely responsible for any federal, state,
        -----
provincial or local sales, use, value added or other tax, tariff, duty or assessment customarily levied or imposed on a sublicensor arising out of or related to the payment of royalties by Intuit to CNC under this Section 2.4, other than any tax based on the revenues or income of Quarterdeck or CNC. Intuit shall pay directly, or reimburse Quarterdeck or CNC for, the amount of such sales, use, value added or other tax, tariff, duty or assessment which Quarterdeck or CNC are at any time obligated to pay or collect.


     h. Reverse Engineering. Intuit may not modify any Quarterdeck Product, any
        -------------------
copies of any of the Quarterdeck Products or any documentation associated with any of the Quarterdeck Products, except as expressly and clearly permitted by this Agreement. Intuit shall not disassemble, decompile or otherwise reverse engineer all or any part of any of the Quarterdeck Products or assist any third party to do any of the foregoing.


     i. U.S. Export Control. Intuit understands and acknowledges that the
        -------------------
Quarterdeck Product is subject to regulation by agencies of the U.S. Government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Intuit warrants that it will comply with the Export Administration Regulations and other United States laws and regulations governing exports in effect from time to time."


     2.5 In addition to its rights granted pursuant to Section 2.4 relating to the Quarterdeck Product, CNC hereby grants to Intuit a limited non-exclusive license before the termination of the Quarterdeck Agreement to use the Quarterdeck Materials (as defined in the Quarterdeck Agreement) and to manufacture and use internally, solely for purposes of marketing, promotion, demonstration and technical support to end users, a number of copies of the Quarterdeck Product equal to one (1) for each Intuit employee and a reasonable number of copies solely for back-up or archival purposes. Intuit shall reproduce on all copies of the Quarterdeck Product reproduced by Intuit pursuant to this
Section 2.5 such proprietary rights notices in the name of Quarterdeck as Quarterdeck reasonably designates. All such copies used by Intuit shall be governed by and subject to the terms of the standard Quarterdeck License And Limited Warranty supplied with the Quarterdeck Product, a copy of which is attached as Attachment 2 to this Agreement.

3.   No Infringement. CNC represents and warrants on a continuing basis that
     ---------------
neither the CNC Code, nor the exercise by Intuit of any of the rights granted under this Agreement, will infringe any intellectual property right of any third party and that there is no litigation or claim pending or, to CNC's knowledge, threatened relating thereto. CNC shall and hereby does indemnify and defend Intuit and hold it harmless from and against any and all claims, liabilities, losses, costs and expenses including, but not limited to, reasonable attorneys' fees and costs of suit, incurred by Intuit as a result of or arising from any claim or proceeding made or brought against Intuit that the use, reproduction, marketing, sale, sublicensing or distribution of CNC Code infringes any patent, copyright or other rights of any third party, or that the CNC Code is defective. This indemnity shall not apply to the extent such claims result from Intuit's own modification or alteration of the CNC Code. Intuit shall promptly notify CNC of any such claim(s) of which it becomes aware and shall, at CNC's request and expense, cooperate in the investigation and defense of such claim(s).


4.   Miscellaneous.
     -------------


     4.1  Entire Agreement. This Agreement shall be governed by and construed in
          ----------------
accordance with the substantive laws of the State of California (not including its choice of law provisions). This Agreement, as supplemented by the Access Agreement, constitutes the entire understanding between the parties with respect to the licensing of the CNC Code contemplated herein. This Agreement shall not be modified except in a writing signed by and exchanged between both of the parties and expressly referencing this Agreement. A waiver of any provision of the Agreement or any right or obligations of either party hereunder shall be effective only if made pursuant to a writing signed and delivered by the party waiving compliance. Except as provided therein, any such written waiver shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement. Neither party shall by mere lapse of time without giving notice or taking other action hereunder be deemed to have waived any breach by the other party of any of the provisions of this Agreement. This Agreement shall be binding on all successors and assigns of the parties.


     4.2  No Executory Obligation. CNC acknowledges that this Agreement is not
          -----------------------
an "executory contract" within the meaning of the U.S. Bankruptcy Code and shall not be subject to rejection by any debtor-in-possession, bankruptcy trustee or the like.


     4.3   Severability. If any provisions of this Agreement shall be held by a
           ------------
court, arbitrator or other tribunal of competent jurisdiction to be invalid or unenforceable, such provisions shall be deemed valid and enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, this Agreement shall be effective as of the Effective Date and it shall be deemed accepted and made in San Diego, California.


INTUIT INC.                            CONCENTRIC NETWORK
                                       CORPORATION


By:                                    By:
   --------------------------             --------------------------
   William Harris                         Michael Anthofer
   Executive Vice President               Senior President & Chief Financial
                                          Officer

   6220 Greenwich Drive                   10590 N. Tantau Avenue
   San Diego, CA 92122                    Cupertino, CA 95014

                            EXHIBIT F - ATTACHMENT 1
                            ------------------------


                       DESCRIPTION OF QUARTERDECK PRODUCT


The Quarterdeck Product consists of Quarterdeck's current version as of the date of this Agreement of:


MPKERNEL.EXE -- The Winsock dialer and protocol stack that Quarterdeck uses to dial out via a modem and standard telephone line to obtain a PPP connection.



The following ".dll" files that are required to enable to Winsock dialer to work: MPLANG.DLL, INIFILES.DLL, MPCOMM.DLL, MPIAP.DLL, MPSCRIPT.DLL, MPSLIP.DLL, MPTCPIP.DLL, WINSOCK.DLL.


With the following changes:


         (a) Menu selection in mpkernel.exe and icon for 'location manager', 'help', 'ping' to be removed.


         (b) The "About Winsock" licensing information and serial number to be changed."

                            EXHIBIT F - ATTACHMENT 2
                            ------------------------


                                END USER LICENSE


This License is your proof of license. Please treat it as valuable property.



                     QUARTERDECK END USER LICENSE AGREEMENT
                                 ("AGREEMENT")


NOTICE TO END USER: CAREFULLY READ THIS AGREEMENT. USE OF THE SOFTWARE ("SOFTWARE") AND FONTS, IF ANY, PROVIDED WITH THIS AGREEMENT CONSTITUTES YOUR ACCEPTANCE OF THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE SOFTWARE AND THE ACCOMPANYING ITEMS (INCLUDING WRITTEN MATERIALS, BINDERS AND CONTAINERS) TO THE LOCATION WHERE YOU OBTAINED THEM FOR A FULL REFUND.


1.   License Grant. Quarterdeck Corporation, ("QUARTERDECK"), hereby grants to
     -------------
you (either as an individual or entity) a nonexclusive sublicense subject to the provisions of this AGREEMENT, to use the SOFTWARE solely for your own internal personal or business purposes on a single computer (whether a standard computer or a workstation component of a multi-user network). You may not copy the written materials accompanying the SOFTWARE. This AGREEMENT is effective until the year 2040.


2.   Proprietary Rights. You acknowledge that the SOFTWARE is proprietary to
     ------------------
QUARTERDECK and its suppliers. You agree to hold the SOFTWARE in confidence, disclosing the SOFTWARE only to authorized employees having a need to use the SOFTWARE as permitted by this AGREEMENT and to take all reasonable precautions to prevent disclosure to other parties.


3.   Other Copies. You will not make, have made or permit to be made any copies
     ------------
of the SOFTWARE or portions of the SOFTWARE, except as necessary for its use with a single licensed computer system under the terms and conditions of this AGREEMENT. You agree that any such copies shall contain the same proprietary notices which appear on or in the SOFTWARE.


4.   Ownership. Except as stated above, this AGREEMENT does not grant you any
     ---------
rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises or licenses in respect of the SOFTWARE. Title to and ownership of the SOFTWARE, any reproductions and any documentation of the SOFTWARE, shall remain with QUARTERDECK and its suppliers. You will not adapt or use any trademark or trade name which is likely to be similar to or confusing with that of QUARTERDECK or any of its suppliers or take any other action which impairs or reduces the trademarks rights of QUARTERDECK or its suppliers.


5.   Other Restrictions. This AGREEMENT is your proof of license to use the
     ------------------
SOFTWARE in accordance with the terms of this AGREEMENT, and must be retained by you. You may not rent or lease the SOFTWARE, but you may permanently assign your rights under this AGREEMENT to an assignee of all of your right, title and interest in and to the SOFTWARE, provided you transfer this AGREEMENT, all copies of the SOFTWARE and all accompanying written materials, and such assignee agrees to be bound by all the terms and conditions of this AGREEMENT. YOU MAY NOT ALTER, MODIFY, REVERSE, ENGINEER, DECRYPT, DECOMPILE OR DISASSEMBLE THE SOFTWARE.

6.   Content. Title, ownership rights and intellectual property rights in and
     -------
to the content accessed through the SOFTWARE is the property of the applicable content owner and may be protected by applicable copyright or other law. This License grants you no rights to such content.


7.   Limited Warranty. QUARTERDECK warrants that the SOFTWARE will perform
     ----------------
substantially in accordance with the accompanying written materials and that the printed materials and diskettes are free from any physical defects for a period of ninety (90) days from the date of purchase. Any implied warranties on the SOFTWARE, printed materials or diskettes are limited to ninety (90) days.


8.   Customer Remedies. QUARTERDECK's entire liability and your sole and
     -----------------
exclusive remedy shall be, at QUARTERDECK's option, either to: (a) correct the error; (b) help you work around or avoid the error; or (c) authorize a refund, so long as the SOFTWARE, printed materials or diskettes are returned to QUARTERDECK with a copy of your receipt. This Limited Warranty is void if failure of the SOFTWARE has resulted from accident, abuse or misapplication. Any replacement SOFTWARE will be warranted for the remainder of the original warranty period.


9.   No Other Warranties. QUARTERDECK DOES NOT WARRANT THAT THE SOFTWARE IS
     -------------------
ERROR FREE, AND QUARTERDECK DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS WITH RESPECT TO THE SOFTWARE, THE ACCOMPANYING WRITTEN MATERIALS OR DISKETTES. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES OR LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY MAY LAST, OR THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM JURISDICTION TO JURISDICTION.


10.  Export. You acknowledge that the laws and regulations of the United States
     ------
restrict the export and re-export of commodities and technical data of United States origin, including the SOFTWARE. You agree that you will not export or re-export the SOFTWARE in any form without the appropriate United States and foreign government licenses. You agree that your obligations pursuant to this Section of this AGREEMENT shall survive and continue after any termination or expiration of rights under this AGREEMENT.


11.  Severability. In the event of invalidity of any provision of this
     ------------
AGREEMENT, such invalidity shall not affect the validity of the remaining portions of this AGREEMENT. The United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed.


12.  No Liability For Consequential Damages. IN NO EVENT SHALL QUARTERDECK BE
     --------------------------------------
LIABLE TO YOU FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND ARISING OUT OF THE USE OF THE SOFTWARE, EVEN IF QUARTERDECK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND IN NO EVENT WILL QUARTERDECK'S LIABILITY FOR ANY CLAIM, WHETHER IN CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY, EXCEED THE LICENSE FEE FOR THE SOFTWARE PAID BY YOU.


13.  U.S. Government Restricted Rights. If this product is acquired under the
     ---------------------------------
terms of a: (a) DoD contract, use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of 252.227-7013; or (b) agency contract, use, reproduction or disclosure is subject to 52.227-19 (a) through (d) and restrictions set forth in the accompanying end user agreement. Unpublished-rights reserved under the copyright laws of the United States. Quarterdeck Corporation, 150 Pico Boulevard, Santa Monica, California 90405-1018.


14.  Governing Law. This AGREEMENT is governed by the laws of the United States
     -------------
of America and the State of California.


15.  Entire Agreement. This is the entire agreement between you and QUARTERDECK
     ----------------
which supersedes any prior agreement, whether written or oral, relating to the subject matter of this AGREEMENT.


Should you have any questions concerning this AGREEMENT, or if you desire to contact QUARTERDECK for any reason, please write: Quarterdeck Corporation, 150 Pico Boulevard, Santa Monica, California 90405-1018."